UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 20, 2017

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Loan Agreement Amendment
On March 20, 2017, OnDeck Account Receivables Trust 2013-1 LLC (“ODART”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), amended and restated one of its existing asset-backed revolving debt facilities (the “Deutsche Bank Facility”) as described below. On that date, ODART entered into that certain Fourth Amended and Restated Credit Agreement (the “Fourth A&R Credit Agreement”) with the Lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as Administrative Agent for the Class A Revolving Lenders (in such capacity, the “Administrative Agent”), as Class B Agent for the Class B Revolving Lender, and as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”), Deutsche Bank Trust Company Americas, as Paying Agent for the Lenders (the “Paying Agent”), and Deutsche Bank Securities Inc., as Lead Arranger, Syndication Agent (in such capacity, “Syndication Agent”) and Documentation Agent (in such capacity, “Documentation Agent”). The Fourth A&R Credit Agreement amends and restates the Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”), dated as of June 17, 2016, by and among ODART, the Lenders party thereto from time to time, the Administrative Agent, the Collateral Agent, the Paying Agent, Syndication Agent and Documentation Agent. The Third A&R Credit Agreement was previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.
The Fourth A&R Credit Agreement provides for:

•
a $50,000,000 increase in the maximum amount of the Class A revolving loans and an increase to up to $1,765,000 in the maximum amount of the Class B revolving loans, thereby increasing the total facility size to up to $214,118,000;

•	an extension of the revolving commitment period during which ODART may utilize funding capacity under the Deutsche Bank Facility to March 20, 2019;

•	a borrowing base advance rate for the Class A revolving loans of 85% and a borrowing base advance rate for the Class B revolving loans of 91%; and

•	various technical, definitional, conforming and other changes.

The foregoing description of the Fourth A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth A&R Credit Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2017	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer